Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of VTEX of our report dated February 26, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in VTEX’s Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

February 26, 2026